Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanofi-Aventis (formerly Sanofi-Synthélabo), dated June 3, 2005, of our report dated April 11, 2005, relating to the consolidated financial statements of Sanofi-Aventis, which appears in its Annual Report on Form 20-F for the year ended December 31, 2004.

PricewaterhouseCoopers Audit

Represented by Jacques Denizeau and Catherine Pariset

/s/ Jacques Denizeau	/s/ Catherine Pariset

Jacques Denizeau	Catherine Pariset

Paris, France
June 3, 2005